UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 3, 2025

JELD-WEN HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38000	93-1273278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2645 Silver Crescent Drive
Charlotte, North Carolina 28273
(Address of principal executive offices) (Zip code)
Registrant's telephone number, including area code: (704) 378-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.01 per share)	JELD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On November 3, 2025, JELD-WEN Holding, Inc. (the “Company”) issued a press release announcing its financial results for the third quarter ended September 27, 2025. A copy of the press release is being furnished as Exhibit 99.1 attached hereto and is incorporated by reference herein.
The information contained in this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18. Furthermore, the information contained in this Item 2.02 and Exhibit 99.1 shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.
Item 2.05 Costs Associated with Exit or Disposal Activities.
On November 3, 2025, the Company announced a plan to reduce its North America and Corporate workforce by approximately 11% (approximately 850 employees) (the “2025 Restructuring Plan”) to align its cost structure and improve operational efficiency.
The Company estimates that it will incur charges of approximately $10 million to $20 million in connection with the 2025 Restructuring Plan, primarily consisting of expenditures for severance payments, employee benefits and other related costs. The Company expects to recognize substantially all of these charges in the fourth quarter of 2025 and to complete the reductions by year end 2025. The estimates of the charges and expenditures that the Company expects to incur, and the timing thereof, are subject to a number of assumptions, and actual amounts may differ materially from estimates. In addition, the Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur in connection with the 2025 Restructuring Plan.
Item 7.01 Regulation FD Disclosure.
On November 3, 2025, the Company issued a press release announcing a comprehensive review of strategic alternatives for its Europe business. A copy of the press release is being furnished as Exhibit 99.2 attached hereto and is incorporated by reference herein.
On November 4, 2025, the Company’s management will present certain information in connection with its earnings call and webcast with shareholders, analysts and others relating to the results discussed above. A presentation highlighting the Company’s financial results is available on the Investor Relations section of the Company’s website at http://investors.jeld-wen.com. Information on the Company’s website is not and should not be considered part of, nor is it incorporated by reference into, this report.
The information in Item 7.01, including Exhibit 99.2 attached hereto, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18. Furthermore, the information contained in this Item 7.01 and Exhibit 99.2 shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements related to the objectives, scope and timing of the 2025 Restructuring Plan and the amount and timing of anticipated charges and expenditures within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon the Company’s current plans, assumptions, beliefs, and expectations. Forward-looking statements are subject to the occurrence of many events outside of the Company’s control. Actual results and the timing of events may differ materially from those contemplated by such forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. Risks and uncertainties that could cause actual results to differ materially include, but are not limited to, the information under the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 20, 2025, subsequent Quarterly Reports on Form 10-Q filed with the SEC and other SEC filings.
Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained herein speak only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1
Press Release issued by JELD-WEN Holding, Inc. dated November 3, 2025, announcing financial results for the third quarter ended September 27, 2025, workforce reductions and significant strategic actions.

99.2	Press Release issued by JELD-WEN Holding, Inc. dated November 3, 2025, announcing the strategic review of our Europe Business.

104	Cover Page Interactive Data file (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2025		JELD-WEN HOLDING, INC.

	By:	/s/ Samantha L. Stoddard
Samantha L. Stoddard
Executive Vice President and Chief Financial Officer